EXHIBIT 10.20

ACXIOM CORPORATION
DEFERRED COMPENSATION PLAN
FOR PHIL MUI

WHEREAS, Phil Mui (hereinafter referred to as the “Employee”) is employed by Acxiom Corporation (hereinafter referred to as the “Company”); and

WHEREAS, the Company recognizes the valuable services performed for it by the Employee and wishes to encourage the Employee’s continued employment by adoption of this Deferred Compensation Plan (hereinafter referred to as the “Plan”) to provide additional compensation to the Employee, subject to the terms and conditions hereof; and

WHEREAS, the Company intends that this Plan be considered an unfunded arrangement, maintained primarily to provide deferred compensation benefits for the Employee, a member of a select group of management or highly compensated employees of the Company, for purposes of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as “ERISA”);

NOW, THEREFORE, effective March 31, 2014 (hereinafter referred to as the “Effective Date”), the Plan is adopted by the Company to read as follows:

1. Definition of Terms.  Certain words and phrases are defined when first used in later paragraphs of this Plan.  In addition, the following words and phrases when used herein, unless the context clearly requires otherwise, shall have the following respective meanings:

(a) Committee:  The Compensation Committee of the Company.

(b) Deferred Compensation Account:  Book entries maintained by the Company reflecting the Deferral Amounts and earnings or losses thereon; provided, however, that the existence of such book entries and the Deferred Compensation Account shall not create and shall not be deemed to create a trust of any kind, or a fiduciary relationship between the Company and the Employee, the Employee’s designated beneficiary or any other beneficiary under this Plan.

(c) Fiscal Year:  Each 12-month period beginning on April 1 and ending on March 31.

2. Deferred Compensation.  The Employee’s Deferred Compensation Account shall be credited with the amount of $100,000 on each of (i) the Effective Date, and (ii) March 31 of the Fiscal Years ending in 2015, 2016, 2017 and 2018, provided that the Employee has been continuously employed by the Company through such date.  Each amount credited in accordance with this Section 2 is referred to as a “Deferral Amount.”

3. Earnings or Losses.  The Company will adjust the Employee’s Deferred Compensation Account for earnings or losses on the Deferral Amounts credited thereto from and after the Effective Date, determined as if the Deferral Amounts had been invested in such stocks, bonds, mutual funds or other investments as may be selected by the Employee, with the approval of the Committee, to measure the value of the Employee’s Deferred Compensation Account; provided, however, that if the Employee fails to select any such investment measure within 30 days after the Effective Date, the Employee’s Deferred Compensation Account shall be credited with interest, compounded quarterly, at the prime rate published in The Wall Street Journal on the first business day of each calendar quarter commencing after the Effective Date until the Employee makes such selection..  The Employee may change his selection of investment measures under this Section 3 in accordance with rules established by the Committee.  Earnings or losses on each Deferral Amount shall accrue commencing on the date such Deferral Amount is credited to the Employee’s Deferred Compensation Account and shall continue up to the date benefits under the Plan are fully paid or such Deferral Amount is forfeited, whichever applies.

4. Vesting.  Each Deferral Amount, as adjusted for earnings or losses thereon, shall become fully vested and nonforfeitable upon the fifth anniversary of the date on which such Deferral Amount was credited to the Employee’s Deferred Compensation Account, provided that the Employee has been continuously employed by the Company through such date.  Notwithstanding any other provision hereof, the Employee’s Deferred Compensation

Account shall become fully vested and nonforfeitable in the event of the Employee’s death or disability while employed by the Company.  The Employee shall be deemed to be disabled if he is determined to be (a) totally disabled by the Social Security Administration, or (b) disabled under the Company’s long-term disability plan.

5. Payment of Deferred Compensation Account.  The portion of the Employee’s Deferred Compensation Account attributable to Deferral Amounts, as adjusted for earnings or losses thereon, which are vested, if any, will be distributed at the time and in the form elected by the Employee, with the approval of the Committee, within 30 days after the Effective Date; provided, however, that if the Employee fails to elect a time and form of distribution within 30 days after the Effective Date, such portion of the Employee’s Deferred Compensation Account will be distributed in four (4) substantially equal annual installments, determined by dividing the balance of the Deferred Compensation Account on each payment date by the number of remaining payments, commencing on March 31, 2024 and continuing on the three immediately succeeding anniversaries of such date.

6. Forfeiture of Benefits.  In the event that the Employee’s employment terminates prior to his death or disability for any reason, the Employee shall forfeit the portion of his Deferred Compensation Account attributable to Deferral Amounts, as adjusted for earnings or losses thereon, which are not vested at the time of such termination, if any.

7. Beneficiary Designation.  The Employee shall have the right, at any time, to submit in substantially the form attached hereto as Exhibit A, a written designation of primary and secondary beneficiaries to whom payment under this Plan shall be made in the event of the Employee’s death prior to complete distribution of the benefits due and payable under the Plan.  Each beneficiary designation shall become effective only when receipt thereof is acknowledged in writing by the Company.  If no such designation has been received by the Company prior to the Employee’s death, or if the designated beneficiary dies prior to the Employee, the portion of the Employee’s Deferred Compensation Account attributable to Deferral Amounts, as adjusted for earnings or losses thereon, which are vested, if any, shall be paid in accordance with Section 5 to the Employee’s then living spouse; if the Employee is not survived by a spouse, to the then living children of the Employee, if any, in equal shares; and if none, to the Employee’ executor, administrator of personal representative.

8. No Trust Created.  Nothing contained in this Plan, and no action taken pursuant to its provisions by the Company or the Employee shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Company and the Employee, the Employee’s designated beneficiary, any other beneficiary under this Plan or any other person.

9. Benefits Payable Only from General Corporate Assets; Unsecured General Creditor Status of Employee.

(a)           The payments to the Employee , the Employee’s designated beneficiary, any other beneficiary under this Plan or any other person hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Company.  No person shall have any interest in any such assets by virtue of the provisions of this Plan.  The Company’s obligation hereunder shall be an unfunded and unsecured promise to pay money in the future.  To the extent that any person acquires a right to receive payments from the Company under the provisions of this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company; no such person shall have nor acquire any legal or equitable right, interest or claim in or to any property or assets of the Company.

(b)           In the event that, in its discretion, the Company purchases any stocks, bonds, mutual funds or other property to allow the Company to recover the cost of providing benefits, in whole or in part, hereunder, neither the Employee, the Employee’s designated beneficiary, any other beneficiary under this Plan nor any other person shall have any rights whatsoever therein or in the proceeds therefrom.  The Company shall be the sole owner and beneficiary of any such property and shall possess and may exercise all incidents of ownership therein.  No such property shall be held in any trust for the Employee or any other person nor as collateral security for any obligation of the Company hereunder.

10. No Contract of Employment.  Nothing contained herein shall be construed to be a contract of employment for any term of years, nor as conferring upon the Employee the right to continue to be employed by the Company in the Employee’s present capacity, or in any capacity.

11. Benefits Not Transferable.  Neither the Employee, the Employee’s designated beneficiary, any other beneficiary under this Plan nor any other person shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder.  No such amounts shall be subject to seizure by any creditor of the Employee or of any such beneficiary, by a proceeding at law or in equity, nor shall such amounts be transferable by operation of law in the event of bankruptcy, insolvency or death of the Employee, the Employee’s designated beneficiary or any other beneficiary hereunder.  Any such attempted assignment or transfer shall be void.

12. Determination of Benefits.
(a)           Claim.  Any person who believes that he or she is being denied a benefit to which he or she is entitled (hereinafter referred to as “Claimant”), or his or her duly authorized representative, may file a written request for such benefit with the Committee setting forth his or her claim.  Such claim must be addressed to the Committee at the Company’s then principal place of business.

(b)           Claim Decision.  Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within a reasonable period of time, but ordinarily not later than ninety (90) days, and shall, in fact, deliver such reply within such period.  However, the Committee may extend the reply period for an additional ninety (90) days for reasonable cause.  If the reply period will be extended, the Committee shall advise the Claimant in writing during the initial ninety (90) day period indicating the special circumstances requiring an extension and the date by which the Committee expects to render the benefit determination.

If the claim is denied in whole or in part, the Committee shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

(1)           The specific reason or reasons for such denial;
(2)           The specific reference to pertinent provisions of this Plan on which such denial is based;
(3)           A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary;
(4)           Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review; and
(5)           The time limits for requesting a review under subsection (c) and for review under subsection (d) hereof.

(c)           Request for Review.  With sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant, or his or her duly authorized representative, may request in writing that the Board of Directors of the Company (hereinafter referred to as the “Board”) review the determination of the Committee.  Such request must be addressed to the Board at the Company’s then principal place of business.  The Claimant or his or her duly authorized representative may submit written comments, documents, records or other information relating to the denied claim, which such information shall be considered in the review under this subsection without regard to whether such information was submitted or considered in the initial benefit determination.

The Claimant or his or her duly authorized representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the Committee in making its initial claims decision, (ii) was submitted, considered or generated in the course of the Committee making its initial claims decision, without regard to whether such instrument was actually relied upon by the Committee in making its decision or (iii) demonstrates compliance by the Committee with its administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with this Plan and that, where appropriate, the provisions of this Plan have been applied consistently with respect to similarly situated claimants.  If the Claimant does not request a review of the Committee’s determination within such sixty (60) day period, he or she shall be barred and estopped from challenging such determination.

(d)           Review of Decision.  Within a reasonable period of time, ordinarily not later than sixty (60) days, after the Board’s receipt of a request for review, it will review Committee’s prior determination.  If special circumstances require that the sixty (60) day time period be extended, the Board will so notify the Claimant within the initial sixty (60) day period indicating the special circumstances requiring an extension and the date by which the Board expects to render its decision on review, which shall be as soon as possible but not later than one hundred twenty (120) days after receipt of the request for review.  In the event that the Board extends the determination period on review due to a Claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall not take into account the period beginning on the date on which notification of extension is sent to the Claimant and ending on the date on which the Claimant responds to the request for additional information.

If the Board makes an adverse benefit determination on review, the Board will render a written opinion, using language calculated to be understood by the Claimant, setting forth:
(1)           the specific reason or reasons for the denial;
(2)           the specific references to pertinent Plan provisions on which the denial is based;
(3)           a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) were relied upon by the Board of Directors in making its decision, (ii) were submitted, considered or generated in the course of the Board of Directors making its decision, without regard to whether such instruments were actually relied upon by the Board of Directors in making its decision or (iii) demonstrate compliance by the Board of Directors with its administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with governing Plan documents, and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants; and
(4)           a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following the adverse benefit determination on such review.
The Board has discretionary authority to determine a Claimant’s eligibility for benefits and to interpret the terms of the Plan.  Benefits under the Plan will be paid only if the Board decides in its discretion that the Claimant is entitled to such benefits.  The decision of the Board shall be final and non-reviewable, unless found to be arbitrary and capricious by a court of competent review.  Such decision will be binding upon the Company and the Claimant.

13. Amendment.  This Plan may be amended by the Company in its sole discretion from time to time by action of the Board or any person to whom corporate authority to amend the Plan has been delegated by the Board; provided, however, that no such amendment shall reduce the Employee’s Deferred Compensation Account attributable to Deferral Amounts, as adjusted for earnings or losses thereon, credited prior to the date of such amendment.  The Company may terminate the Plan at any time, subject to any restrictions or requirements applicable under Code Section 409A and the regulations promulgated thereunder.

14. Notice.  Any notice, consent or demand required or permitted to be given under the provisions of this Plan shall be in writing, and shall be signed by the party giving or making the same.  If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, or by Federal Express or some other overnight delivery service addressed to such party’s last known address.  The date of such mailing shall be deemed the date of notice, consent or demand.

15. Interpretation.  All provisions of this Plan shall be interpreted in a manner so as to be consistent with Section 409A of the Internal Revenue Code of 1986, as amended,  and the regulations issued thereunder.

16. Governing Law.  This Plan, and the rights of the Company and the Employee, shall be governed by and construed in accordance with the laws of the State of Arkansas.

IN WITNESS WHEREOF, the parties have executed this Plan as of the day and year first above written.

ACXIOM CORPORATION

By
Title:

EXHIBIT A

DESIGNATION OF BENEFICIARY
UNDER THE
ACXIOM CORPORATION
DEFERRED COMPENSATION PLAN
FOR PHIL MUI

I, Phil Mui, hereby designate

PRIMARY
(Print Beneficiary's Name)	Last	First	Middle Initial

Print Beneficiary's Address			Relationship

PRIMARY
(Print Beneficiary's Name)	Last	First	Middle Initial

Print Beneficiary's Address			Relationship

as my beneficiary(ies) under the Acxiom Corporation Deferred Compensation Plan for Phil Mui.  In the event of my death prior to the distribution to me of the entire balance of my accounts in accordance with the Plan, such beneficiary(ies) then living are to receive the balance of such accounts in equal shares.

If none of the above-named beneficiary(ies) survive me, the balance of my accounts shall be distributed in equal shares to those then living of the following person(s):

SECONDARY
(Print Beneficiary's Name)	Last	First	Middle Initial

Print Beneficiary's Address			Relationship

SECONDARY
(Print Beneficiary's Name)	Last	First	Middle Initial

Print Beneficiary's Address			Relationship

If none of the above-named secondary beneficiary(ies) survive me, the balance of my accounts shall be distributed in accordance with the terms of the Plan.

This designation shall remain in effect until revoked or changed by my filing a new beneficiary designation form.

Dated at __________________, State of _______________, on _____________, _________.

(Signature of Employee)

FILING ACKNOWLEDGMENT

Filed with the records of Acxiom Corporation this ____ day of ____________, _____.

By

Title